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                                                                    EXHIBIT 21.1

                             SiRF TECHNOLOGY, INC.

                              List of Subsidiaries

1. Software Technology & Systems, Inc.

2. SiRF International, Inc.

3. SiRF Technology (Cayman), Ltd.